Exhibit 99.1

Mercury Computer Systems, Inc.

Certification Pursuant To

18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes/Oxley Act of 2002

In connection with the Quarterly Report of Mercury Computer Systems, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2003 as filed with the Securities and Exchange Commission (the “Report”), I, John F. Alexander II, Senior Vice President, Chief Financial Officer and Treasurer of the Company, certify, pursuant to Section 1350 of Chapter 63 of Title 18, United States Code, that this Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 14, 2003

/s/ John F. Alexander II

John F. Alexander II

Senior Vice President,

Chief Financial Officer and

Treasurer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its Staff upon request.